                                                               Exhibit 23.4



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of PolyOne Corporation of our report dated January 28, 2000 relating to the financial statements, which appears in M.A. Hanna Company's Annual Report to Stockholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated January 28, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
July 23, 2002